Exhibit 99.1

Farmer Brothers reports fourth quarter and full year fiscal 2024 financial results
Fiscal year 2024 gross margin increase of 560 basis points year-over-year to 39.3%
Reported full year net loss of $3.9 million, increased full year adjusted EBITDA1 to $558,000
Fiscal 2024 net sales of $341.1 million
Fort Worth, Texas, Sept. 12, 2024 – Farmer Bros. Co. (NASDAQ: FARM) today reported its fourth quarter and full year fiscal 2024 financial results for the period ended June 30, 2024. The company filed its Form 10-K, which can be found on the Investor Relations section of the company’s website.
“This past year was a transformative one for Farmer Brothers,” said President and Chief Executive Officer John Moore. “The decision to sell our direct ship business and focus on our more profitable DSD business helped significantly improve our gross margins and drive adjusted EBITDA profitability and overall operational efficiency. While we are proud of the significant progress we have made to date, there is still much more to be done as we complete our SKU rationalization and brand pyramid efforts, further streamline our operations and focus on driving customer growth and retention. We remain confident we are building a foundation which will generate long-term, sustainable growth and value creation for our shareholders.”
Fiscal 2024 business highlights
•Strengthened executive team with appointments of President and Chief Executive Officer John Moore and Chief Financial Officer Vance Fisher.
•Concluded its co-manufacturing agreement with TreeHouse Foods as part of the sale of its direct ship business and made significant progress on transition to focus on direct store delivery (DSD) business.
•Streamlined operations by restructuring sales organization, reducing SKU redundancies and centralizing production in Portland, Oregon.
•Upgraded technology infrastructure to enhance customer service, pricing approach and inventory management capabilities.
Fourth quarter fiscal 2024 financial results
•Net sales were $84.4 million for the fourth quarter of fiscal 2024, a decrease of $1.1 million, or 1%, compared to the fourth quarter of fiscal 2023.
•Gross profit for the fourth quarter of fiscal 2024 was $32.8 million or 38.8%, compared to gross profit of $27.8 million or 32.5%, for the fourth quarter of fiscal 2023.
•Net loss for the fourth quarter of fiscal 2024 was $4.6 million, compared to a net loss of $16.9 million for the fourth quarter of fiscal 2023. The $4.6 million net loss for the fourth quarter of fiscal 2024 included a $1.1 million of gain from the sale of assets and $400,000 of non-cash stock compensation. The $16.9 million net loss for the fourth quarter of fiscal 2023 included a $2.5 million loss from the sale of assets and $2.1 million of non-cash stock compensation.
•Adjusted EBITDA was a loss of $1.6 million for the fourth quarter of fiscal 2024, an increase of $5.6 million, compared to the fourth quarter of fiscal 2023.
Full year fiscal 2024 financial results
•Net sales for fiscal 2024 were $341.1 million, an increase of $1.1 million, or 0.3%, compared to fiscal 2023.
•Gross profit for fiscal 2024 was $133.9 million compared to $114.6 million in fiscal 2023. Gross margin increased 560 basis points in fiscal 2024 to 39.3%, compared to 33.7% in fiscal 2023.
•Net loss for fiscal 2024 was $3.9 million, compared to a net loss of $34 million for fiscal 2023. The $3.9 million net loss for fiscal 2024 included a $18.1 million of gain from sale of assets, $3.8 million of non-cash stock compensation, $3 million of severance costs and a $1.2 million loss related to sale of business. The $34 million net loss for fiscal 2023 included a $5.1 million gain from the sale of assets, $8.2 million of non-cash stock compensation, $1.6 million of severance costs and $1.9 million of gain related to the settlement of the Boyd’s acquisition.
•Adjusted EBITDA was $558,000 for fiscal 2024, an increase of $14.7 million, compared to fiscal 2023.
Balance Sheet and Liquidity
As of June 30, 2024, the company had $5.8 million of unrestricted cash and cash equivalents, $23.3 million in outstanding borrowings and $27.8 million of borrowing availability under its revolving credit facility.
1Adjusted EBITDA is a non-GAAP measure. Please refer to "Non-GAAP Financial Measures" below for an explanation and reconciliation of Adjusted EBITDA and other related non-GAAP measures to comparable GAAP measures.

Investor Conference Call
Farmer Brothers will publish its fourth quarter and full year fiscal 2024 financial results for the period ended June 30, 2024 with the filing of its Form 10-K, which will be posted on the Investor Relations section of the company’s website after the close of market Thursday, Sept. 12.
The company will host an audio-only investor conference call and webcast at 5 p.m. Eastern on Thursday, Sept. 12 to provide a review of the quarter and full fiscal year, as well as a business update. Callers who pre-register will be emailed dial-in details and a unique PIN to gain immediate access to the call and bypass the live operator. An audio-only replay of the webcast will be archived for at least 30 days on the Investor Relations section of the company’s website and will be available approximately two hours after the end of the live webcast.
About Farmer Brothers
Founded in 1912, Farmer Brothers Coffee Co. is a national coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and culinary products. The company’s product lines include organic, Direct Trade and sustainably produced coffee, as well as tea, cappuccino mixes, spices and baking/biscuit mixes.
Farmer Brothers Coffee Co. delivers extensive beverage planning services and culinary products to a wide variety of U.S.-based customers, ranging from small independent restaurants and foodservice operators to large institutional buyers, such as restaurant, department and convenience store chains, hotels, casinos, healthcare facilities and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products and foodservice distributors. The company’s primary brands include Farmer Brothers, Boyd’s, Cain’s, China Mist and West Coast Coffee.
Forward-looking Statements
This press release and other documents we file with the Securities and Exchange Commission (the “SEC”) contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, that are based on current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. These forward-looking statements can be identified by the use of words, like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in this press release and Part I, Item 1A. Risk Factors as well as Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our annual report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC on Sept. 12, 2023, as amended by the Form 10-K/A filed with the SEC on Oct. 27, 2023 (as amended, the 2023 Form 10-K), as well as those discussed elsewhere in this press release and other factors described from time to time in our filings with the SEC.
Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, severe weather, levels of consumer confidence in national and local economic business conditions, developments related to pricing cycles and volumes, the impact of labor market shortages, the increase of costs due to inflation, an economic downturn caused by any pandemic, epidemic or other disease outbreak, the success of our turnaround strategy, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, our ability to meet financial covenant requirements in our credit facility, which could impact, among other things, our liquidity, the relative effectiveness of compensation-based employee incentives in causing improvements in our performance, the capacity to meet the demands of our customers, the extent of execution of plans for the growth of our business and achievement of financial metrics related to those plans, our success in retaining and/or attracting qualified employees, our success in adapting to technology and new commerce channels, the effect of the capital markets, as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price and interest rate risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, including any effects from inflation, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks, uncertainties and assumptions described in the 2023 Form 10-K and other factors described from time to time in our filings with the SEC.

Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required under federal securities laws and the rules and regulations of the SEC.

Investor Relations Contact
Ellipsis
Investor.relations@farmerbros.com
646-776-0886

Media contact
Brandi Wessel
Director of Communications
405-885-5176
bwessel@farmerbros.com

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2024	2023	2024	2023
Net sales	$84,396	$85,496	$341,094	$339,964
Cost of goods sold	51,630	57,679	207,201	225,351
Gross profit	32,766	27,817	133,893	114,613
Selling expenses	28,401	25,072	111,371	103,151
General and administrative expenses	9,583	10,324	41,649	37,561
Net gains from sale of assets	(1,071)	2,544	(16,877)	(5,140)
Operating expenses	36,913	37,940	136,143	135,572
Loss from operations	(4,147)	(10,123)	(2,250)	(20,959)
Other (expense) income:
Interest expense	(1,857)	(3,007)	(7,835)	(9,162)
Other, net	1,394	(4,160)	6,224	(4,242)
Total other (expense) income	(463)	(7,167)	(1,611)	(13,404)
Loss from continuing operations before taxes	(4,610)	(17,290)	(3,861)	(34,363)
Income tax expense (benefit)	(18)	(438)	14	(325)
Loss from continuing operations	$(4,592)	$(16,852)	$(3,875)	$(34,038)
Loss from discontinued operations, net of income taxes	$—	$(29,925)	$—	$(45,142)
Net loss	$(4,592)	$(46,777)	$(3,875)	$(79,180)
Net loss available to common stockholders	$(4,592)	$(46,777)	$(3,875)	$(79,180)
Loss from continuing operations available to common stockholders per common share, basic and diluted	$(0.22)	$(0.84)	$(0.19)	$(1.74)
Loss from discontinued operations available to common stockholders per common share, basic and diluted	$—	$(1.49)	$—	$(2.30)
Net loss available to common stockholders per common share, basic and diluted	$(0.22)	$(2.33)	$(0.19)	$(4.04)
Weighted average common shares outstanding—basic and diluted	20,793,956	20,088,604	20,873,266	19,621,992

FARMER BROS. CO.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	June 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$5,830	$5,244
Restricted cash	175	175
Accounts and notes receivable, net of allowance for credit losses of $710 and $416, respectively	35,147	45,129
Inventories	57,230	49,276
Short-term derivative assets	11	68
Prepaid expenses	4,236	5,334
Assets held for sale	352	7,770
Total current assets	102,981	112,996
Property, plant and equipment, net	34,002	33,782
Intangible assets, net	11,233	13,493
Right-of-use operating lease assets	35,241	24,593
Other assets	1,756	2,917
Total assets	$185,213	$187,781
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	48,478	60,088
Accrued payroll expenses	10,782	10,082
Right-of-use operating lease liabilities - current	14,046	8,040
Short-term derivative liability	730	2,636
Other current liabilities	2,997	4,519
Total current liabilities	77,033	85,365
Long-term borrowings under revolving credit facility	23,300	23,021
Accrued pension liabilities	12,287	19,761
Accrued postretirement benefits	789	763
Accrued workers’ compensation liabilities	2,378	3,065
Right-of-use operating lease liabilities	21,766	17,157
Other long-term liabilities	2,111	537
Total liabilities	$139,664	$149,669
Commitments and contingencies (Note 19)
Stockholders’ equity:
Common stock, $1.00 par value, 50,000,000 shares authorized; 21,264,327 and 20,142,973 shares issued and outstanding at June 30, 2024 and 2023, respectively	21,265	20,144
Additional paid-in capital	79,963	77,278
Accumulated deficit	(30,354)	(26,479)
Accumulated other comprehensive loss	(25,325)	(32,831)
Total stockholders’ equity	$45,549	$38,112
Total liabilities and stockholders’ equity	$185,213	$187,781

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Years Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,875)	$(79,180)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	11,588	22,168
Gain on settlement related to Boyd's acquisition	—	(1,917)
Deferred income taxes	—	(735)
Net (gains) losses from sale of assets	(18,091)	22,275
Net losses (gains) on derivative instruments	113	7,504
ESOP and share-based compensation expense	3,806	8,311
Provision for credit losses	748	743
Change in operating assets and liabilities:
Accounts receivable, net	10,448	(939)
Inventories	(7,954)	19,785
Derivative assets, net	565	(6,235)
Other assets	2,335	(945)
Accounts payable	(11,777)	7,087
Accrued expenses and other	(2,053)	(4,802)
Net cash used in operating activities	$(14,147)	$(6,880)
Cash flows from investing activities:
Sale of business	(1,214)	92,226
Purchases of property, plant and equipment	(13,843)	(15,016)
Proceeds from sales of property, plant and equipment	29,780	11,235
Net cash provided by investing activities	$14,723	$88,445
Cash flows from financing activities:
Proceeds from Credit Facilities	6,279	54,000
Repayments on Credit Facilities	(6,000)	(139,579)
Payment of financing costs	(76)	(368)
Payments of finance lease obligations	(193)	(193)
Net cash provided by (used in) financing activities	$10	$(86,140)
Net increase (decrease) in cash and cash equivalents and restricted cash	$586	$(4,575)
Cash and cash equivalents and restricted cash at beginning of period	$5,419	$9,994
Cash and cash equivalents and restricted cash at end of period	$6,005	$5,419

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,803	$11,760
Cash paid for income taxes	164	177
Supplemental disclosure of non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	167	124
Non-cash issuance of ESOP and 401(K) common stock	595	938
Right-of-use assets obtained in exchange for new operating lease liabilities	13,508	3,517
Conversion of preferred shares	—	399

Non-GAAP Financial Measures
Non-GAAP Financial Measures
In addition to net loss determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:
“EBITDA” is defined as loss from continuing operations excluding the impact of:
•income tax expense (benefit);
•interest expense; and
•depreciation and amortization expense.
“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.
“Adjusted EBITDA” is defined as loss from continuing operations excluding the impact of:
•income tax expense (benefit);
•interest expense;
•depreciation and amortization expense;
•401(k) and share-based compensation expense;
•net gains from sales of assets;
•severance costs;
•loss related to sale of business; and
•gain on settlement with Boyd's sellers.
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.
For purposes of calculating EBITDA and EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, we have excluded the impact of interest expense resulting from non-cash pretax pension and postretirement benefits. For purposes of calculating Adjusted EBITDA and Adjusted EBITDA Margin, we are also excluding the impact of severance and the loss related to sale of business as these items are not reflective of our ongoing operating results.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets.
We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as benchmarks to compare our performance to that of our competitors.
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. This calculation is for continuing operations only.
Set forth below is a reconciliation of loss from continuing operations to EBITDA (non-GAAP):

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2024	2023	2024	2023
Loss from continuing operations	$(4,592)	$(16,852)	$(3,875)	$(34,038)
Income tax expense (benefit)	(18)	(438)	14	(325)
Interest expense (1)	657	1,841	2,991	4,499
Depreciation and amortization expense	2,913	3,412	11,588	12,939
EBITDA	$(1,040)	$(12,037)	$10,718	$(16,925)
EBITDA Margin	(1.2)%	(14.1)%	3.1%	(5.0)%
____________
(1)Excludes interest expense related to pension plans and postretirement benefits.

Set forth below is a reconciliation of loss from continuing operations to Adjusted EBITDA (non-GAAP):

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2024	2023	2024	2023
Loss from continuing operations	$(4,592)	$(16,852)	$(3,875)	$(34,038)
Income tax expense (benefit)	(18)	(438)	14	(325)
Interest expense (1)	657	1,841	2,991	4,499
Depreciation and amortization expense	2,913	3,412	11,588	12,939
401(k) and share-based compensation expense	438	2,141	3,762	8,212
Net (gains) loss from sale of assets	(1,071)	2,544	(18,091)	(5,140)
Severance costs	99	177	2,955	1,617
Loss related to sale of business (3)	—	—	1,214	—
Gain on settlement with Boyd's sellers (2)	—	—	—	(1,917)
Adjusted EBITDA	$(1,574)	$(7,175)	$558	$(14,153)
Adjusted EBITDA Margin	(1.9)%	(8.4)%	0.2%	(4.2)%
________
(1) Excludes interest expense related to pension plans and postretirement benefits.
(2) Result of the settlement related to the acquisition of Boyd Coffee Company which included the cancellation of shares of Series A Preferred Stock and settlement of liabilities.
(3) Result of the settlements related to the sale of the company's direct ship business, which included gains related to coffee hedges and settlement of liabilities.